UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Labor Smart Inc

(Exact name of registrant as specified in its charter)

Nevada	333-177200	45-2433287
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ryan Schadel, President Labor Smart Inc 44 Darby’s Crossing Drive, Ste 116 Hiram , GA 30141 Telephone: ( 770-222-5888) (Address of principal executive offices)

Agent For service: How2gopublic.com 4790 Caughlin Pkwy, Ste 387 Reno, NV 89519 775-851-7397 (Former name, former address and former fiscal year, if changed since last report.)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-177200

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:

Common Shares, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Labor Smart Inc. (the “Registrant”) hereby incorporates by reference the description of its $.001par value common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No 333-177200), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on March 27, 2012 (the “Registration Statement”).

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description	Reference
3.1	Articles of Formation	Incorporated herein by reference to Exhibit 3.1 to our Form S-1 effective on March 27, 2012

3.2	ByLaws	Incorporated herein by reference to Exhibit 3.2 to our Form S-1 effective on March 27, 2012

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Labor Smart Inc.

Date: April 12, 2012

By: /s/ Ryan Schadel Ryan Schadel President